EXHIBIT 99.1

                                  NEWS RELEASE


FOR:              Trump Entertainment Resorts, Inc. (NASDAQ NMS: TRMP)

CONTACT:          James B. Perry, President and Chief Executive Officer
                  (609) 449-5529

FOR RELEASE:      8:00 A.M., Friday, November 4, 2005


                   TRUMP ENTERTAINMENT RESORTS SIGNS AGREEMENT
                TO SELL TRUMP INDIANA RIVERBOAT TO MAJESTIC STAR

           ATLANTIC CITY, NEW JERSEY - Trump Entertainment Resorts, Inc. (NASDAQ
NMS: TRMP) (the "Company") announced today that the Company and The Majestic Star Casino, LLC ("Majestic") have signed a definitive stock purchase agreement to sell Trump Indiana, Inc., a subsidiary of the Company that owns and operates the Company's riverboat casino and hotel at Buffington Harbor in Gary, Indiana ("Trump Indiana"), to Majestic.

           The agreement calls for Majestic to pay a purchase price of $253 million, subject to certain adjustments and customary representations and warranties. The sales price represents approximately 8.1 times the trailing 12-month Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of Trump Indiana. After accounting for certain taxes, fees and other closing costs and expenses, the sale is anticipated to result in approximately $227 million in net proceeds to the Company.

           Under the agreement, Majestic will purchase all of the issued and outstanding equity of Trump Indiana. The sale, which is expected to be consummated by the end of the year, is subject to the receipt of customary regulatory approvals and the consent of the Company's lenders under its $500 million credit facility.


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           Majestic currently owns a riverboat casino adjacent to Trump Indiana, and through a joint venture, Majestic and Trump Indiana own, develop and operate all common land-based and waterside operations in support of their riverboat casinos at Buffington Harbor in Gary, Indiana. Through another joint venture, Trump Indiana and an affiliate of Majestic also operate a parking garage at Buffington Harbor.

           James B. Perry, the Company's President and Chief Executive Officer, commented on the pending sale, "Trump Indiana has been a reliable contributor to the Company's operating earnings, and the employees at the site can be proud of their accomplishments these past nine years. Majestic has been a good neighbor, and we wish them continued success as the operator of both boats at the site. The net proceeds of the sale should provide the Company with additional capital to invest in our Atlantic City properties and the flexibility to pursue other growth opportunities. I congratulate our management team, led by our Chief Strategic Officer, Scott Butera, on all of their hard work in putting this transaction together."


About Our Company:
------------------

           Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates four properties. The Company's assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City's Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.


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                PSLRA Safe Harbor for Forward-Looking Statements
                      and Additional Available Information

           The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

           All statements, trend analysis and other information contained in this release relative to the Company's or its subsidiaries' performance, trends in the Company's or its subsidiaries' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could," "can" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company's management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

           Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

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